EXHIBIT 32.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. 1350) and
Rules 13a-14(b) of the Securities Exchange Act of 1934

I, SungHwan Cho, Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P., certify that, to the best of my knowledge, based upon a review of the Icahn Enterprises Holdings L.P. annual report on Form 10-K for the year ended December 31, 2012:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/SungHwan Cho
SungHwan Cho
Chief Financial Officer of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises Holdings L.P.

Date: March 14, 2013